EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of World Heart Corporation (the “Corporation”) for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jal S. Jassawalla, President and Chief Executive Officer of the Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of June 30, 2006.

Dated: August 11, 2006	/s/ * Jal S. Jassawalla
Jal S. Jassawalla, President and Chief Executive Officer (Principal Executive Officer)

*                    A signed original of this written statement required by section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.